Ark Restaurants Announces Financial Results for the
Third Quarter of 2011

CONTACT:

Robert Towers

(212) 206-8800
bob@arkrestaurants.com

NEW YORK, New York – August 15, 2011 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended July 2, 2011.

Effective October 3, 2010, the Company adopted amendments to ASC 810 (formerly FASB Statement of Accounting Standards (“SFAS”) No. 167—Amendments to FASB Interpretation No. 46(R) (“SFAS No 167”)). The new standard pertains to the consolidation of variable interest entities (“VIEs”) if the Company is determined to be the primary beneficiary of the VIE. As a result we were required to consolidate certain limited partnerships effective as of the adoption date. The Company did not retroactively apply this guidance.

As of July 2, 2011 the Company had no long-term debt and cash, cash equivalents and short term investments totaling $7,496,000 (including $424,000 of cash related to VIEs).

Total revenues for the three-month period ended July 2, 2011 were $39,357,000 versus $35,162,000 in the three months ended July 3, 2010. The three-month period ended July 2, 2011 total revenues include $5,895,000 of consolidated VIE revenues.

Total revenues for the nine-month period ended July 2, 2011 were $101,988,000 versus $85,852,000 in the nine months ended July 3, 2010. The nine-month period ended July 2, 2011 total revenues include $16,595,000 of consolidated VIE revenues.

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests for the three-month period ended July 2, 2011 was $3,808,000 versus $5,242,000 during the same three-month period last year. The Company’s income from continuing operations for the three-month period ended July 2, 2011 was $2,283,000, or $0.65 per share ($0.64 per diluted share), as compared to $2,916,000, or $0.84 per share ($0.83 per diluted share), for the same three-month period last year.

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests for the nine-month period ended July 2, 2011 was $4,419,000 versus $5,429,000 during the same nine-month period last year. The Company’s income from continuing operations for the nine-month period ended July 2, 2011 was $699,000, or $0.20 per basic and diluted share, as compared to $1,521,000, or $0.44 per share ($0.43 per diluted share), for the same nine-month period last year.

The decreases in Continuing Operations EBITDA and income from continuing operations for the three and nine month periods July 2, 2011 as compared to the same periods of fiscal 2010 were primarily the result of an interruption of business at our Sequoia property located in Washington, DC due to a flood at the Washington Harbour complex where the restaurant is located. The restaurant reopened prior to the end of the third fiscal quarter. The Company expects to recover substantially all of its losses related to the flood at the Sequoia property from insurance proceeds and/or the landlord. Such amounts will be recorded when received in accordance with Generally Accepted Accounting Principles. To a lesser extent increased food costs as a result of higher commodity prices, poor weather conditions as compared to last year, and a decrease in operating income from the VIEs that were consolidated as of October 3, 2010 adversely impacted Continuing Operations EBITDA and income from continuing operations for the three and nine month periods July 2, 2011 as compared to the same periods of fiscal 2010.

Compared to the same three month period last year (excluding Sequoia due to the flood as discussed above) Company-wide same store sales increased 2%.

Ark Restaurants owns and operates 22 restaurants and bars, 28 fast food concepts and catering operations. Seven restaurants are located in New York City, four are located in Washington, D.C., six are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include five restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort as well as three food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and six fast food concepts at the MGM Grand Casino. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations under management include five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13 week and 39 week periods ended July 2, 2011 and July 3, 2010

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended

	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

TOTAL REVENUES (includes $5,895 and $16,595 for the 13 weeks and
39 weeks ended July 2, 2011, respectively, related to VIEs)	$ 39,357	$ 35,162	$ 101,988	$ 85,852

COST AND EXPENSES:

Food and beverage cost of sales	10,761	8,988	27,636	21,991
Payroll expenses	11,948	10,015	34,034	27,792
Occupancy expenses	5,105	4,263	14,529	12,332
Other operating costs and expenses	5,062	4,396	13,563	11,691
General and administrative expenses	2,309	2,207	7,117	7,278
Depreciation and amortization	1,053	972	3,331	2,892

Total costs and expenses (includes $4,665 and $13,188 for the 13 weeks
and 39 weeks ended July 2, 2011, respectively, related to VIEs)	36,238	30,841	100,210	83,976

OPERATING INCOME	3,119	4,321	1,778	1,876

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	(52)	3	(74)	(52)
Other (income) expense, net	(122)	51	(400)	45
Total other (income) expense, net	(174)	54	(474)	(7)

Income before provision for income taxes	3,293	4,267	2,252	1,883

Provision for income taxes	490	1,206	273	610

INCOME FROM CONTINUING OPERATIONS	2,803	3,061	1,979	1,273

DISCONTINUED OPERATIONS

Loss from operations of discontinued restaurant (includes a net loss on
disposal of $71 for the 39 weeks ended July 2, 2011)	-	-	(219)	-

Benefit for income taxes	(23)	-	(61)	-

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS	23	-	(158)	-

CONSOLIDATED NET INCOME	2,826	3,061	1,821	1,273

Net (income) loss attributable to non-controlling interests	(520)	(145)	(1,280)	248

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$ 2,306	$ 2,916	$ 541	$ 1,521

AMOUNTS ATTRIBUTABLE TO ARK RESTAURANTS CORP.:

Income from continuing operations	$ 2,283	$ 2,916	$ 699	$ 1,521
Income (loss) from discontinued operations, net of tax	23	-	(158)	-
Net loss	$ 2,306	$ 2,916	$ 541	$ 1,521

NET LOSS PER ARK RESTAURANTS CORP. COMMON SHARE
From continuing operations:
Basic	$ 0.65	$ 0.84	$ 0.20	$ 0.44
Diluted	$ 0.64	$ 0.83	$ 0.20	$ 0.43

From discontinued operations:
Basic	$ 0.01	$ -	$ (0.05)	$ -
Diluted	$ 0.01	$ -	$ (0.05)	$ -

From net loss:
Basic	$ 0.66	$ 0.84	$ 0.15	$ 0.44
Diluted	$ 0.65	$ 0.83	$ 0.15	$ 0.43

WEIGHTED AVERAGE NUMBER OF SHARES-BASIC	3,495	3,490	3,494	3,490

WEIGHTED AVERAGE NUMBER OF SHARES-DILUTED	3,537	3,513	3,526	3,515

Continuing Operations EBITDA Reconciliation:
Pre tax income	$ 3,293	$ 4,267	$ 2,252	$ 1,883
Depreciation and amortization	1,053	972	3,331	2,892
Interest	(52)	3	(74)	(52)
EBITDA (a)	$ 4,294	$ 5,242	$ 5,509	$ 4,723

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests:
EBITDA (as defined) (a)	$ 4,294	$ 5,242	$ 5,509	$ 4,723
Net (income) loss attributable to non-controlling interests	(520)	(145)	(1,280)	248
Non-cash stock option expense	34	145	190	458
Continuing Operations EBITDA, as adjusted	$ 3,808	$ 5,242	$ 4,419	$ 5,429

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the
Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income (loss), is included above